UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2007

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

In November 2002, Curis, Inc. (“the Company”) entered into a license agreement (“the Agreement”) related to its broad bone morphogenetic protein, or BMP, technology portfolio with Ortho Biotech Products, L.P., a member of the Johnson & Johnson family of companies. Two of Ortho Biotech Products’ research affiliates, Johnson & Johnson Pharmaceutical Research & Development, L.L.C. and Centocor Research & Development, also members of the Johnson & Johnson family of companies, had joint responsibility for further research and development of the Company’s licensed BMP technology portfolio.

The Agreement related to all of the Company’s proprietary BMP compounds including BMP-7, which has been studied in animal models as a treatment for chronic kidney disease and systemic complications, such as renal osteodystrophy, a form of bone disease, and blood vessel complications that have been associated with chronic kidney disease.

The Agreement provides for Ortho Biotech to pay the Company an up-front payment of $3,500,000, which was paid in December 2002, and contingent cash payments at various intervals during the U.S. and European regulatory approval process assuming the first two therapeutic indications are successfully developed. The Agreement further specifies that the Company would receive a royalty on net sales of products that incorporate the Company’s BMP technologies, should any ever occur.

If not earlier terminated in accordance with the terms of the Agreement, the Agreement would have continued until the expiration of Ortho Biotech’s obligation to pay royalties to the Company under the Agreement. On May 18, 2007, however, Ortho Biotech notified the Company of its decision to terminate the agreement since Ortho Biotech had determined that it would no longer work on developing BMP-7 based drug programs. The effective date of termination of the agreement is 90 days from the Company’s receipt of written notice, or August 16, 2007.

On the termination date of August 16, 2007, the licenses granted by the Company to Ortho Biotech shall terminate.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2007, Mary Elizabeth Potthoff departed from her position as the Company’s Vice President, General Counsel and Secretary effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: May 18, 2007	By:	/s/ MICHAEL P. GRAY
Michael P. Gray Chief Operating Officer and Chief Financial Officer